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EXHIBIT 99.2 TELECOM HOLDRS TRUST PROSUPP DATED MARCH 30, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 23, 2001)

                             [LOGO] TELECOM HOLDRs

                       1,000,000,000 Depositary Receipts
                            Telecom HOLDRS SM Trust

   This prospectus supplement supplements information contained in the prospectus dated January 23, 2001, which updated the original prospectus dated January 31, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS SM Trust.

   The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                                Primary
                                                       Share    Trading
                  Name of Company              Ticker Amounts    Market
      ---------------------------------------  ------ -------- ----------
      ALLTEL Corp.                               AT          2    NYSE
      AT&T Corp.                                 T          25    NYSE
      BCE Inc.                                  BCE          5    NYSE
      BellSouth Corp.                           BLS         15    NYSE
      Broadwing Inc.                            BRW          2    NYSE
      CenturyTel, Inc.                          CTL          1    NYSE
      Global Crossing Ltd.                       GX          6    NYSE
      Level 3 Communications, Inc.              LVLT         3 Nasdaq NMS
      McLeodUSA Inc.                            MCLD         3 Nasdaq NMS
      Nextel Communications, Inc.               NXTL         6 Nasdaq NMS
      NTL Incorporated                          NLI       1.25    NYSE
      Qwest Communications International Inc.    Q    12.91728    NYSE
      SBC Communications Inc.                   SBC         27    NYSE
      Sprint Corporation--FON Group             FON          6    NYSE
      Sprint Corporation--PCS Group             PCS          6    NYSE
      Telephone and Data Systems, Inc.          TDS          1    AMEX
      Verizon Communications                     VZ      21.76    NYSE
      WorldCom, Inc.                            WCOM        22 Nasdaq NMS

   The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

             The date of this prospectus supplement is March 30, 2001.